Exhibit 10.21
TERMINATION OF CREDIT AGREEMENT
          This Termination is entered into as of January 10, 2008 by and between First Interstate BancSystem, Inc., a Montana corporation (the “Borrower”), and Wells Fargo Bank, National Association, a national banking association (the “Bank”).
          The Borrower and the Bank are parties to a Credit Agreement dated June 30, 2005, setting forth the terms on which the Bank may make advances to the Borrower during a period ending June 30, 2008 (the “Existing Credit Agreement”).
          Concurrent with the execution of this Termination, the parties are entering into a separate Credit Agreement, dated the date hereof, setting forth the terms on which the Lenders (as defined therein) may make advances to the Borrower (the “New Credit Agreement”). The New Credit Agreement is intended to supersede the Existing Credit Agreement, and the parties accordingly wish to terminate their obligations under the Existing Credit Agreement.
          Accordingly, in consideration of the mutual covenants contained in the Existing Credit Agreement, the New Credit Agreement and this Termination, the parties hereby agree as follows:
          1. As used herein, “Effective Time” means the time at which the first advance or other extension of credit is made under the New Credit Agreement.
          2. As of the Effective Time, the Bank shall have no further obligation to make advances under the Existing Credit Agreement, and the Borrower shall repay all obligations outstanding under the Existing Credit Agreement, whether from the proceeds of advances under the New Credit Agreement or otherwise.
          3. Nothing herein shall terminate any obligation that, by its express terms or by its nature, survives termination of the Existing Credit Agreement, including but not limited to any indemnification obligation and any obligation under Section 7.3 (“Costs, Expenses and Attorneys’ Fees”) of the Existing Credit Agreement.
          4. This Termination may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Termination, taken together, shall constitute but one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

FIRST INTERSTATE BANCSYSTEM, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ TERRILL R. MOORE	By	/s/ CYNTHIA M. SPAGNOLA

	Name: Terrill R. Moore		Name: Cynthia M. Spagnola
	Title: Executive Vice President and Chief Financial Officer		Title: Vice President